Exhibit 99.01

Press Release
www.shire.com

Another strong year for Shire with revenues exceeding $4 billion for the first time and Non GAAP EPS up 26% to $5.34.

Good 2012 earnings growth expected.

February 9, 2012 – Shire plc (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company, announces results for the year to December 31, 2011.

Financial Highlights	Full Year 2011(1)
Product sales	$3,950 million	+26%
Total revenues	$4,263 million	+23%

Non GAAP operating income	$1,357 million	+27%
US GAAP operating income	$1,109 million	+40%

Non GAAP diluted earnings per ADS	$5.34	+26%
US GAAP diluted earnings per ADS	$4.53	+43%

Non GAAP cash generation	$1,391 million	+3%
Non GAAP free cash flow	$879 million	+11%
US GAAP net cash provided by operating activities	$1,074 million	+12%

(1)         Percentages compare to the full financial year 2010.

The Non GAAP financial measures included within this release are explained on page 27, and are reconciled to the most directly comparable financial measures prepared in accordance with US GAAP on pages 22 - 26.

Angus Russell, Chief Executive Officer, commented:

“Shire has had another strong year - our strategy of focusing on meeting the needs of patients, physicians and payors to deliver value to the healthcare system has led to growing sales across our balanced portfolio of differentiated products. In 2011 our total revenues topped $4 billion for the first time.

In ADHD, sales of both VYVANSE and INTUNIV significantly outpaced the 10% growth of the US ADHD market. Our geographic expansion is progressing well, with the launch of VENVANSE in Brazil, an agreement with Shionogi to co-develop ADHD medicines in Japan, and our recent filing of VENVANSE in Europe.

Our sales of VPRIV for Gaucher disease were up 79%, REPLAGAL for Fabry disease was up 35% and ELAPRASE for Hunter Syndrome was up 15%. FIRAZYR for HAE has progressed well following its US launch. In addition, the regulatory processes are progressing well at our new biologics manufacturing facility in Lexington, Massachusetts which will soon enable us to significantly increase capacity to meet growing global demand.

In our Regenerative Medicine business, DERMAGRAFT, for diabetic foot ulcers, has performed strongly, generating sales of $105 million since we acquired Advanced BioHealing Inc. in late June.

We also saw good progress in our pipeline. New uses for VYVANSE, a diverticular disease indication for LIALDA, and a new intrathecal mode of protein delivery for rare genetic CNS diseases are some of the novel and exciting treatments we’re developing and hope to bring to patients in the coming years.

Supported by our strong cash generation, we will continue to invest in growth prospects that will further leverage our established infrastructure. We expect 2012 to be a year of good earnings growth, as we aim to deliver increasing value to all our stakeholders.”

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FINANCIAL SUMMARY

Full Year 2011 Unaudited Results
	Full Year 2011			Full Year 2010
	US GAAP	Adjustments	Non GAAP	US GAAP	Adjustments	Non GAAP
	$M	$M	$M	$M	$M	$M
Total revenues	4,263	-	4,263	3,471	-	3,471
Operating income	1,109	248	1,357	794	278	1,072
Diluted earnings per ADS	$4.53	$0.81	$5.34	$3.16	$1.07	$4.23

•	Product sales in 2011 were up 26% to $3,950 million (2010: $3,128 million). On a constant exchange rate (“CER”) basis, which is a Non GAAP measure, product sales were up 24%.

Product sales growth was generated from across the portfolio, particularly VYVANSE® (up 27% to $805 million), ADDERALL XR® (up 48% to $533 million), REPLAGAL® (up 35% to $475 million), ELAPRASE® (up 15% to $465 million), LIALDA®/MEZAVANT® (up 27% to $372 million) and VPRIV® (up 79% to $256 million). Product sales in 2011 also benefited from $105 million of DERMAGRAFT® sales made subsequent to the acquisition of Advanced BioHealing Inc. (“ABH”).

•
Total revenues in 2011 exceeded $4 billion for the first time, increasing by 23% (CER: up 21%) to $4,263 million (2010: $3,471 million). The strong product sales growth more than offset decreased royalties and other revenues, down 9% due to lower 3TC® and ZEFFIX® royalties.

•
Non GAAP operating income was up 27% to $1,357 million (2010: $1,072 million), as total revenues grew at a faster rate than Research and Development (“R&D”) and Selling, General and Administrative (“SG&A”) expenditure.

Combined Non GAAP R&D and SG&A expenditure increased by 19% in 2011, as we increased investment in a number of early and late stage development programs, absorbed the operating costs from our recent acquisitions of ABH and Movetis N.V. (“Movetis”), and supported our product launches and continued growth.

Non GAAP diluted earnings per American Depositary Share (“ADS”) were up 26% to $5.34 (2010: $4.23), due to higher Non GAAP operating income and a lower Non GAAP effective tax rate of 22% in 2011 (2010: 23%).

•
On a US GAAP basis, operating income was up 40% to $1,109 million (2010: $794 million), as total revenues grew at a faster rate than R&D and SG&A expenditure. US GAAP operating income in 2010 included impairment charges recorded on the divestment of DAYTRANA and an up-front payment of $45 million to Acceleron Pharma Inc. (“Acceleron”).

US GAAP diluted earnings per ADS were up 43% to $4.53 (2010: $3.16) due to higher US GAAP operating income and a lower US GAAP effective tax rate in 2011 of 21% (2010: 24%).

•
Cash generation, a Non GAAP measure, was up 3% to $1,391 million (2010: $1,353 million). Cash generation in 2011 was adversely affected by the timing and quantum of both sales deduction and operating expenditure payments and lower royalty receipts, which offset higher cash receipts from higher gross product sales.

•
Free cash flow, a Non GAAP measure, was up 11% to $879 million (2010: $795 million) due to higher cash generation and lower cash tax payments in 2011 compared to 2010. On a US GAAP basis, net cash provided by operating activities was up 12% to $1,074 million (2010: $955 million).

•
Net debt at December 31, 2011 was $468 million (December 31, 2010: $531 million), a reduction of $63 million. Free cash flow and receipts from the divestments of non-core investments has reduced net debt and funded the acquisition of ABH, the acquisition of shares by the Employee Share Ownership Trust (“ESOT”) and dividend payments.

Net debt includes Shire’s $1,100 million convertible bonds (the “Bonds”), which are due in 2014, or redeemable at the option of the Bond holder in May 2012 (the “Put Option”). Shire does not consider it likely that the Put Option will be exercised. However, if the Bonds were redeemed in full in 2012, Shire’s existing cash, its $1,200 million credit facility and free cashflow would be sufficient to fund repayment.

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2012 OUTLOOK

We enter 2012 with good momentum following a strong performance in 2011. We believe that our product portfolio will continue to deliver sales growth in the low to mid teens range, despite the expected decline in sales of CARBATROL and REMINYL following their loss of exclusivity. Combining this with royalties and other revenues, which are expected to be 15%-25% lower year on year, we are still forecasting good revenue growth.

We anticipate that gross margins will be marginally lower in 2012 reflecting the full year impact of our acquisition of ABH.

In 2012 we will continue to advance our promising pipeline of early and late stage programs and invest behind the continued international expansion of our commercial activities. As we support this investment and also absorb a full year of ABH’s operating costs, we expect combined Non GAAP R&D and SG&A spending to increase by 10-12% compared to 2011.

We expect our tax rate for 2012 to be in the range of 20 to 22%.

Overall, we look forward to good earnings growth in 2012.

In recent weeks we have seen continuing foreign exchange volatility. Our 2012 Outlook is based on exchange rates as at January 31, 2012 (Euro:$1.31, £:$1.58, CHF:$1.09). The impact on our revenue and earnings of a 10% appreciation of the US Dollar against these and other major currencies would be:

	Revenue	Earnings
Euro	(1.5%)	(2.2%)
Sterling	(0.4%)	1.0%
Swiss Franc	0.0%	1.8%
Other Currencies	(0.7%)	(1.3%)

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FINANCIAL SUMMARY

Fourth Quarter 2011 Unaudited Results

Financial Highlights	Fourth Quarter 2011(1)
Product sales	$1,049 million	+23%
Total revenues	$1,142 million	+23%

Non GAAP operating income	$369 million	+54%
US GAAP operating income	$304 million	+55%

Non GAAP diluted earnings per ADS	$1.51	+47%
US GAAP diluted earnings per ADS	$1.33	+51%

Non GAAP cash generation	$447 million	+13%
Non GAAP free cash flow	$351 million	+26%
US GAAP net cash provided by operating activities	$409 million	+19%

(1)	Percentages compare to equivalent 2010 period.

•	Product sales in Q4 2011 were up 23% (CER: up 24%) to $1,049 million (Q4 2010: $851 million).

Product sales growth was experienced across the portfolio, particularly VYVANSE (up 20% to $217 million), ADDERALL XR (up 40% to $125 million), ELAPRASE (up 17% to $124 million) and INTUNIV® (up 52% to $65 million). Product sales of DERMAGRAFT totaled $53 million and represented six percentage points of our reported product sales growth in Q4 2011.

•
Total revenues were up 23%, to $1,142 million (Q4 2010: $931 million), due to higher product sales and higher royalties and other revenues (up 17%). Higher royalties on ADDERALL XR and FOSRENOL® in Q4 2011 more than offset the continued decline in 3TC and ZEFFIX royalties.

•
Non GAAP operating income was up 54% to $369 million (Q4 2010: $239 million), due to higher total revenues and lower Non GAAP operating expense ratios in Q4 2011 compared to the relatively higher ratios seen in Q4 2010.

Combined Non GAAP R&D and SG&A increased 9% in Q4 2011 as we continued to increase investment in our development programs (particularly for VYVANSE new uses and Sanfilippo), absorbed ABH’s operating costs and supported our product launches and continued growth.

On a US GAAP basis, operating income in Q4 2011 was up 55% to $304 million (Q4 2010: $196 million).

•
Non GAAP diluted earnings per ADS were up 47% to $1.51 (Q4 2010: $1.03), due to the higher Non GAAP operating income, partially offset by a higher Non GAAP effective tax rate of 19% for Q4 2011 (Q4 2010: 16%) as the favorable effect of certain tax credits in Q4 2010 were not repeated in Q4 2011. On a US GAAP basis diluted earnings per ADS were up 51% to $1.33 (Q4 2010: $0.88).

•
Cash generation, a Non GAAP measure, was up 13% to $447 million (Q4 2010: $394 million). Higher cash receipts from gross product sales were partially offset by the timing and quantum of cash payments on operating expenditure and sales deduction payments in Q4 2011.

•	Free cash flow, also a Non GAAP measure, was up 26% to $351 million (Q4 2010: $278 million) due to higher cash generation and lower cash tax payments in Q4 2011.

On a US GAAP basis, net cash provided by operating activities was up 19% to $409 million (Q4 2010: $343 million).

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FOURTH QUARTER 2011 AND RECENT PRODUCT AND PIPELINE DEVELOPMENTS

Products

VPRIV and REPLAGAL Manufacturing Update

•
On November 22, 2011 Shire announced that it had submitted regulatory filings with both the European Medicines Agency and the US Food and Drug Administration (“FDA”) for the production of VPRIV in its new manufacturing facility in Lexington, Massachusetts. Required inspections have been completed. Subject to regulatory approval, which is anticipated in early 2012, Shire expects the new plant to increase manufacturing capacity significantly and allow for increased global supply of VPRIV. These approvals will also make available further capacity for the manufacture of REPLAGAL at Shire’s Alewife facility, where both VPRIV and REPLAGAL are currently manufactured.

Shire is committed to providing current patients with uninterrupted long-term access to treatment at the dose and frequency prescribed by their physician.

RESOLOR® – for the symptomatic treatment of chronic constipation

•	On January 10, 2012 Shire announced that it had acquired the rights to develop and market RESOLOR in the US in an agreement with Janssen Pharmaceutica N.V., part of the Johnson & Johnson Group.

VYVANSE – for the treatment of Attention Deficit Hyperactivity Disorder (“ADHD”) in adults

•	On January 31, 2012, the FDA approved VYVANSE for the maintenance treatment of ADHD in adults. VYVANSE is the first product in its class with this indication.

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Pipeline

HGT – 3010 for Sanfilippo B Syndrome (Mucopolysaccharidosis IIIB)

•
Shire has initiated early development of a product for the treatment of Sanfilippo B Syndrome, a severe, progressive, neurodegenerative disorder with no current treatment. The HGT-3010 program is entering preclinical studies for an enzyme replacement therapy delivered intrathecally, and a natural history study will be conducted.

REPLAGAL – for the treatment of Fabry disease

•
In November 2011, Shire completed a rolling Biologics License Application (“BLA”) for REPLAGAL in the US. The FDA has accepted the BLA under Priority Review and assigned an action date of May 17, 2012. Currently there are over 2,800 patients receiving REPLAGAL worldwide.

Lisdexamfetamine dimesylate (“LDX”, currently marketed as VYVANSE in the US for the treatment of ADHD) – for the treatment of inadequate response in Major Depressive Disorder (“MDD”)

•
On December 8, 2011 Shire announced positive Phase 2 results in a clinical study to assess the efficacy of VYVANSE as adjunctive therapy to primary antidepressant treatment in improving executive functioning in adults with partial or full remission of recurrent MDD and significant, persistent cognitive impairments. Improvements were seen in both subjective and objective measures of cognitive dysfunction, and noted by all involved in treatment: patients, their caregivers, and physicians. There are no approved treatments for the residual, yet clinically impairing symptoms of cognitive impairment in MDD.

•	A Phase 3 program to assess the efficacy and safety of VYVANSE as adjunctive therapy in patients with MDD was initiated in the fourth quarter of 2011.

VENVANSE® – for the treatment of ADHD in Europe in children and adolescents (6 – 17 years old)

•
On January 5, 2012 Shire announced the acceptance for review by the UK Medicines Healthcare products Regulatory Agency (“MHRA”), of the once-daily ADHD medicinal product VENVANSE. VENVANSE is currently approved in the US as VYVANSE for the treatment of ADHD. The MHRA has agreed to act as the Reference Member State for this Decentralised Procedure which will initially include eight European countries. This application follows the successful completion of the European Phase 3 study of VENVANSE in children and adolescents with ADHD in 2011.

INTUNIV – for the treatment of ADHD in children and adolescents (6 – 17 years old) in Canada

•
On December 23, 2011, a New Drug Submission for INTUNIV was accepted for screening by Health Canada seeking approval for use as monotherapy or co-administered with a stimulant in children and adolescents with ADHD. This is the first regulatory submission for approval of INTUNIV outside of the US.

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OTHER FOURTH QUARTER AND RECENT DEVELOPMENTS

Strategic Partnership with Shionogi & Co Ltd (“Shionogi”) for ADHD Medicines in Japan

On November 18, 2011 Shire announced that it had entered into an agreement with Shionogi to co-develop and co-commercialize certain of Shire’s ADHD medicines in Japan. Shionogi paid Shire an up front fee and will share costs with Shire in exchange for rights to jointly co-develop and co-commercialize the products upon approval for the Japanese market. Shionogi is a leading Japanese pharmaceutical company with an expertise in developing medicines for the central nervous system, among other therapeutic areas. Working together with the Shionogi team, Shire believes the path to regulatory approval, market development and commercialization for ADHD medicines will be more effective and efficient.

Collaboration and license agreement with Sangamo BioSciences, Inc (“Sangamo”) to develop therapeutics for hemophilia

On February 1, 2012 Shire and Sangamo announced that they have entered into a collaboration and license agreement to develop therapeutics for hemophilia and other monogenic diseases based on Sangamo’s zinc finger DNA-binding protein (“ZFP”) technology. Shire will receive exclusive world-wide rights to ZFP Therapeutics® designed to target four genes in hemophilia and will also receive the right to designate three additional gene targets. Sangamo is responsible for all activities through submission of Investigational New Drug Applications and European Clinical Trial Applications for each product and Shire will reimburse Sangamo for its internal and external research program-related costs. Shire is responsible for clinical development and commercialization of products arising from the alliance. Shire will pay Sangamo an upfront fee followed by research, regulatory, development and commercial milestone payments, and royalties on product sales.

BOARD AND COMMITTEE CHANGES

•
Dr Jeffrey Leiden stepped down from the Shire Board and its Board Committees on January 31, 2012. Dr Leiden previously chaired Shire's Science & Technology Committee and was a member of Shire's Remuneration and Nomination Committees. Dr Leiden had been a non executive director of Shire since January 2007.

•	Mr William Burns has been appointed as a member of the Science & Technology Committee with effect from February 8, 2012.

•	Ms Anne Minto has been appointed as a member of the Nomination Committee with effect from February 8, 2012.

DIVIDEND

For the six months to December 31, 2011 the Board has resolved to pay an interim dividend of 12.59 US cents per ordinary share (2010: 10.85 US cents per ordinary share).

Dividend payments will be made in Pounds Sterling to ordinary shareholders and in US Dollars to holders of ADSs. A dividend of 7.96 pence per ordinary share (2010: 6.73 pence) and 37.77 US cents per ADS (2010: 32.55 US cents) will be paid on April 12, 2012 to shareholders on the register as at the close of business on March 9, 2012.

Together with the first interim payment of 2.48 US cents per ordinary share (2010: 2.25 US cents per ordinary share), this represents total dividends for 2011 of 15.07 US cents per ordinary share (2010: 13.10 US cents per ordinary share), an increase of 15% in US Dollar terms.

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ADDITIONAL INFORMATION

The following additional information is included in this press release:

For further information please contact:

Investor Relations

- Eric Rojas	erojas@shire.com	+1 781 482 0999

- Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894 157

Media

- Jessica Mann (Corporate)	jmann@shire.com	+44 1256 894 280

- Gwen Fisher (Specialty Pharma)	gfisher@shire.com	+1 484 595 9836

- Jessica Cotrone (Human Genetic Therapies)	jcotrone@shire.com	+1 781 482 9538

- Lindsey Hart (Regenerative Medicine)	lhart@abh.com	+1 615 250 3311

Dial in details for the live conference call for investors 14:00 GMT/9:00 EST on February 9, 2012:

UK dial in:	0800 077 8492 or 0844 335 0351

US dial in:	1 866 8048688 or 1 718 3541175

International dial in:	+44 844 335 0351

Password/Conf ID:	368477

Live Webcast:	http://www.shire.com/shireplc/en/investors

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OVERVIEW OF FULL YEAR 2011 FINANCIAL RESULTS

1.           Product sales

For the year to December 31, 2011 product sales increased by 26% to $3,950.2 million (2010: $3,128.2 million) and represented 93% of total revenues (2010: 90%). On a CER basis product sales were up 24%.

Product Highlights		Year on year growth			US Exit Market Share(1)
Product	Sales $M	Sales	CER	US Rx(1)

VYVANSE	805.0	+27%	+27%	+21%	17%
ADDERALL XR	532.8	+48%	+47%	+11%	7%
REPLAGAL	475.2	+35%	+30%	n/a(3)	n/a(3)
ELAPRASE	464.9	+15%	+12%	n/a(2)	n/a(2)
LIALDA/MEZAVANT	372.1	+27%	+26%	+9%	21%
VPRIV	256.2	+79%	+76%	n/a(2)	n/a(2)
PENTASA®	251.4	+7%	+7%	-2%	14%
INTUNIV	223.0	+34%	+34%	+78%	4%
FOSRENOL	166.9	-8%	-11%	-16%	5%
DERMAGRAFT(4)	105.3	n/a	n/a	n/a(2)	n/a(2)
FIRAZYR®	33.0	+197%	+188%	n/a(2)	n/a(2)
RESOLOR	6.1	n/a	n/a	n/a(3)	n/a(3)
OTHER	258.3	-25%(5)	-28%	n/a	n/a
Total product sales	3,950.2	+26%	+24%

(1)	Data provided by IMS Health National Prescription Audit (“IMS NPA”). Exit market share represents the average US market share in the month ended December 31, 2011.
(2)	IMS NPA Data not available.
(3)	Not sold in the US in 2011.
(4)	DERMAGRAFT was acquired by Shire on June 28, 2011 (the sales included above are for the period since acquisition).
(5)	2010 included DAYTRANA product sales of $49.4 million.

VYVANSE – ADHD

VYVANSE product sales grew strongly in 2011 as a result of higher prescription demand, due to an increase in VYVANSE’s market share and growth in US ADHD market (+10%), and the effect of a price increase taken in 2011. These factors more than offset the effect of de-stocking and higher sales deductions in 2011 compared to 2010.

ADDERALL XR – ADHD

ADDERALL XR product sales grew by 48%, or $172 million, principally as a result of lower sales deductions as a percentage of branded gross product sales, increases in US prescription demand (in line with growth in the US ADHD market) and a price increase taken during 2011.

Sales deductions in 2011 represented 57% of branded gross product sales (2010: 65% of branded gross product sales). The decrease in sales deductions was primarily due to the lowering of our estimate of inventory in the US retail pipeline and the related sales deduction reserve in Q3 2011 (representing 2% of gross product sales in 2011) and the mix of customer sales affecting the rebate calculation. The eight percentage point decrease in sales deductions (as a percentage of branded gross product sales) contributed $85 million to ADDERALL XR’s net product sales in 2011. ADDERALL XR sales deductions in 2012 are expected to be in the range of 60-65%.

REPLAGAL - Fabry disease

The 35% growth (30% on a CER basis) in REPLAGAL product sales was driven by the treatment of new patients, being both naïve patients and switches from patients being treated with FABRAZYME®. Reported REPLAGAL sales also benefited from favorable foreign exchange, due to the weaker US dollar over the course of 2011 compared to 2010.

ELAPRASE - Hunter syndrome

Product sales for ELAPRASE increased as a result of increased patients on therapy across all regions in which ELAPRASE is sold. Reported ELAPRASE sales also benefited from favorable foreign exchange.

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LIALDA/MEZAVANT – Ulcerative colitis

The growth in product sales for LIALDA/MEZAVANT in 2011 was primarily driven by higher US prescription demand following increases in US market share, a price increase taken since Q4 2010 and the effect of stocking in 2011 compared to de-stocking in 2010.

VPRIV – Gaucher disease

VPRIV product sales growth was driven by the treatment of new patients, being both naïve patients and patients switching from CEREZYME®. Reported sales also benefited from favorable foreign exchange.

PENTASA - Ulcerative colitis

Product sales of PENTASA continued to grow despite lower US prescription demand, due to the impact of a price increase taken during 2011.

INTUNIV – ADHD

INTUNIV product sales were up 34% compared to 2010, primarily driven by significant growth in US prescription demand together with a price increase taken during 2011. These positive factors were offset by lower stocking and higher sales deductions in 2011 compared to 2010, and the effect of the inclusion of launch stocking shipments within reported 2010 product sales.

FOSRENOL – Hyperphosphatemia

Product sales of FOSRENOL outside the US decreased marginally primarily because of mandatory price reductions that were imposed in several key markets. Product sales of FOSRENOL in the US decreased due to lower US prescription demand and higher sales deductions compared to 2010, which more than offset a 2011 price increase.

DERMAGRAFT – Diabetic Foot Ulcers (“DFU”)

DERMAGRAFT continues to see strong revenue growth in the US, up 33% for the full year 2011 compared to the full year 2010(1). The growth resulted from a combination of an expanding US diabetic population, continued adoption of DERMAGRAFT as a treatment for DFU, and the continued investment in marketing programs and additional sales representatives to market the product.

(1) Shire acquired DERMAGRAFT through its acquisition of ABH on June 28, 2011.

FIRAZYR – Hereditary Angioedema

The significant growth rate in global product sales in 2011 follows the successful launch of FIRAZYR in the US in August 2011 and the approval for self-administration in the EU in March 2011.

2.	Royalties

Product	Royalties to Shire $M	Year on year growth	CER
ADDERALL XR	107.1	7%	7%
3TC and Zeffix	82.7	-46%	-47%
FOSRENOL	46.5	74%	74%
Other	47.2	0%	-3%
Total	283.5	-14%	-14%

Royalty income decreased in 2011 compared to 2010 as lower royalties from 3TC and ZEFFIX more than offset higher royalty income from ADDERALL XR and FOSRENOL.

Royalty income from 3TC and ZEFFIX continues to be adversely impacted by increased competition from other products. Additionally, with effect from Q2 2011, Shire has not recognized royalty income for 3TC and ZEFFIX for certain territories due to a disagreement between GSK and Shire about how the relevant royalty rates should be applied given the expiry dates of certain patents. GSK and Shire are holding discussions in order to seek to resolve the disagreement.

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3.	Financial details

Cost of product sales

	2011		2010
	$M	% of product sales	$M	% of product sales
Cost of product sales	588.1	15%	463.4	15%
Transfer of manufacturing from Owings Mills	(11.3)		(30.4)
Unwind of DERMAGRAFT inventory fair value adjustment	(11.0)		-
Depreciation	(33.2)		(12.4)
Non GAAP cost of product sales	532.6	13%	420.6	13%

Cost of product sales as a percentage of product sales remained constant as the effect of slightly higher margins from existing products were offset by the inclusion of DERMAGRAFT into Shire’s portfolio in 2011.

R&D

	2011		2010
	$M	% of product sales	$M	% of product sales
R&D	770.7	20%	661.5	21%
Impairment of intangible assets	(16.0)		-
Up-front payment to Acceleron	-		(45.0)
Depreciation	(25.2)		(19.0)
Non GAAP R&D	729.5	18%	597.5	19%

Non GAAP R&D in 2011 was up $132.0 million, or 22%, as we continue to increase our investment in a number of targeted R&D programs, including new uses for VYVANSE, Sanfilippo and other development programs. Non GAAP R&D in 2011 also included a full year of Movetis’s development programs and ABH’s expenditure in the second half of 2011, together with the adverse impact of foreign exchange in 2011 compared to 2010. On a US GAAP basis, R&D increased by $109.2 million, or 17% over 2010.

SG&A

	2011		2010
	$M	% of product sales	$M	% of product sales
SG&A	1,751.4	44%	1,526.3	49%
Intangible asset amortization	(165.0)		(133.5)
Impairment of intangible assets	-		(42.7)
Depreciation	(63.1)		(62.1)
Non GAAP SG&A	1,523.3	39%	1,288.0	41%

Non GAAP SG&A increased by $235.3 million, or 18%, as we continue to support the growth of our existing and recently launched products along with developing our international infrastructure. Non GAAP SG&A in 2011 also included a full year of Movetis’s operating costs, ABH’s expenditure in the second half of 2011 and the adverse impact of foreign exchange in 2011 compared to 2010. On a US GAAP basis, SG&A increased by $225.1 million, or 15% over 2010.

Reorganization costs

For the year to December 31, 2011 Shire recorded reorganization costs of $24.3 million (2010: $34.3 million) relating to the transfer of manufacturing from its Owings Mills facility to a third party and the establishment of an international commercial hub in Switzerland.

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Integration and acquisition costs

For the year to December 31, 2011 Shire recorded integration and acquisition costs of $13.7 million (2010: $8.0 million), which related to the acquisition and integration of ABH ($13.6 million) and the integration of Movetis ($8.3 million), partially offset by an adjustment to contingent consideration payable for EQUASYM® ($8.2 million). In 2010 integration and acquisition costs primarily related to the acquisition of Movetis.

Interest expense

For the year to December 31, 2011 Shire incurred interest expense of $39.1 million (2010: $35.1 million). Interest expense principally relates to the coupon and amortization of issue costs on Shire’s $1,100 million 2.75% convertible bonds due 2014.

Other expense, net

	2011	2010
	$M	$M
Other income, net	18.1	7.9
Gain on sale of investments	(23.5)	(11.1)
Impairment of available for sale securities	2.4	-
Non GAAP other expense, net	(3.0)	(3.2)

On a US GAAP basis Shire recognized other income, net of $18.1 million (2010: $7.9 million). US GAAP other income in 2011 includes a gain of $23.5 million arising on the disposal of substantially all of Shire’s holding in Vertex Pharmaceuticals Inc. (“Vertex”) (Shire received these shares as partial consideration for its investment in ViroChem Pharma Inc. (“ViroChem”), following ViroChem being acquired by Vertex). US GAAP other income in 2010 includes a gain of $11.1 million arising on the disposal of Shire’s investment in ViroChem.

Taxation

The effective tax rate on Non GAAP income in 2011 was 22% (2010: 23%). The Non GAAP effective tax rate in 2011 is lower than 2010 due to favourable changes in profit mix, including the full year effect in 2011 of our establishment of an international commercial hub in Switzerland during Q4 2010.

The effective tax rate under US GAAP was 21% (2010: 24%). The US GAAP effective tax rate in 2011 is lower than 2010 due to favourable changes in profit mix in 2011, together with the effect of certain expenses in 2010 (including the up-front payment to Acceleron) being incurred in territories with a tax rate lower than Shire’s effective tax rate.

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FINANCIAL INFORMATION

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Unaudited US GAAP financial position as of December 31, 2011
Consolidated Balance Sheets
	December 31,	December 31,
	2011	2010
	$M	$M
ASSETS
Current assets:
Cash and cash equivalents	620.0	550.6
Restricted cash	20.6	26.8
Accounts receivable, net	845.0	692.5
Inventories	340.1	260.0
Deferred tax asset	207.6	182.0
Prepaid expenses and other current assets	174.9	168.4

Total current assets	2,208.2	1,880.3

Non-current assets:
Investments	29.9	101.6
Property, plant and equipment ("PP&E"), net	932.1	853.4
Goodwill	592.6	402.5
Other intangible assets, net	2,493.0	1,978.9
Deferred tax asset	50.7	110.4
Other non-current assets	73.7	60.5

Total assets	6,380.2	5,387.6

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	1,370.5	1,239.3
Convertible bonds	1,100.0	-
Deferred tax liability	-	4.4
Other current liabilities	63.8	49.6

Total current liabilities	2,534.3	1,293.3

Non-current liabilities:
Convertible bonds	-	1,100.0
Deferred tax liability	516.6	352.1
Other non-current liabilities	144.3	190.8

Total liabilities	3,195.2	2,936.2

Equity:
Common stock of 5p par value; 1,000 million shares authorized; and 562.5 million shares issued and outstanding (2010: 1,000 million shares authorized; and 562.2 million shares issued and outstanding)	55.7	55.7
Additional paid-in capital	2,853.3	2,746.4
Treasury stock: 11.8 million shares (2010: 14.0 million)	(287.2)	(276.1)
Accumulated other comprehensive income	60.3	85.7
Retained earnings/(accumulated deficit)	502.9	(160.3)

Total equity	3,185.0	2,451.4

Total liabilities and equity	6,380.2	5,387.6

14

Unaudited US GAAP results for the three months and year to December 31, 2011
Consolidated Statements of Income

	3 months to	3 months to	Year to	Year to
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010
	$M	$M	$M	$M
Revenues:
Product sales	1,049.2	851.4	3,950.2	3,128.2
Royalties	83.7	73.6	283.5	328.1
Other revenues	9.3	6.2	29.7	14.8
Total revenues	1,142.2	931.2	4,263.4	3,471.1

Costs and expenses:
Cost of product sales(1)	153.4	129.7	588.1	463.4
R&D(1)	214.4	185.6	770.7	661.5
SG&A(1)	456.1	419.7	1,751.4	1,526.3
Loss/(gain) on sale of product rights	2.2	(12.4)	6.0	(16.5)
Reorganization costs	6.3	11.0	24.3	34.3
Integration and acquisition costs	5.8	1.6	13.7	8.0
Total operating expenses	838.2	735.2	3,154.2	2,677.0

Operating income	304.0	196.0	1,109.2	794.1

Interest income	0.4	0.5	1.9	2.4
Interest expense	(10.3)	(9.5)	(39.1)	(35.1)
Other income/(expense), net	2.2	(1.2)	18.1	7.9
Total other expense, net	(7.7)	(10.2)	(19.1)	(24.8)

Income before income taxes and equity in (losses)/earnings of equity method investees	296.3	185.8	1,090.1	769.3
Income taxes	(40.3)	(21.9)	(227.6)	(182.7)
Equity in (losses)/earnings of equity method investees, net of taxes	(0.7)	1.2	2.5	1.4
Net income	255.3	165.1	865.0	588.0

(1)
Cost of product sales includes amortization of intangible assets relating to favorable manufacturing contracts of $0.4 million for the three months to December 31, 2011 (2010: $0.4 million) and $1.7 million for the year to December 31, 2011 (2010: $1.7 million). R&D costs include intangible assets impairment charges of $16.0 million for the year to December 31, 2011 (2010: $nil). SG&A costs include amortization and impairment charges of intangible assets relating to intellectual property rights acquired of $45.9 million for the three months to December 31, 2011 (2010: $33.9 million) and $165.0 million for the year to December 31, 2011 (2010: $176.2 million).

15

Unaudited US GAAP results for the three months and year to December 31, 2011
Consolidated Statements of Income (continued)

	3 months to	3 months to	Year to	Year to
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010

Earnings per ordinary share – basic	46.4c	30.1c	156.9c	107.7c

Earnings per ADS – basic	139.2c	90.3c	470.7c	323.1c

Earnings per ordinary share – diluted	44.4c	29.4c	150.9c	105.3c

Earnings per ADS – diluted	133.2c	88.2c	452.7c	315.9c

Weighted average number of shares:
	Millions	Millions	Millions	Millions

Basic	550.7	547.7	551.1	546.2
Diluted	593.9	590.6	595.4	590.3

16

Unaudited US GAAP results for the three months and year to December 31, 2011
Consolidated Statements of Cash Flows

	3 months to December 31,		Year to December 31,
	2011	2010	2011	2010
	$M	$M	$M	$M
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	255.3	165.1	865.0	588.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	82.6	66.3	294.8	255.5
Share based compensation	21.0	18.0	75.7	62.2
Impairment of intangible assets	-	-	16.0	42.7
Gain on sale of non-current investments	-	-	(23.5)	(11.1)
Loss/(gain) on sale of product rights	2.2	(12.4)	6.0	(16.5)
Other	10.2	3.8	16.1	9.1
Movement in deferred taxes	(1.3)	(62.9)	(14.5)	(15.0)
Equity in losses/(earnings) of equity method investees	0.7	(1.2)	(2.5)	(1.4)
Changes in operating assets and liabilities:
(Increase)/decrease in accounts receivable	(11.3)	23.6	(134.0)	(114.4)
Increase in sales deduction accrual	34.3	53.6	80.5	222.6
Increase in inventory	(21.6)	(4.1)	(64.4)	(58.2)
(Increase)/decrease in prepayments and other assets	(54.1)	26.7	(36.8)	(40.3)
Increase/(decrease) in accounts payable and other liabilities	91.4	66.4	(10.0)	25.9
Returns on investment from joint venture	-	-	5.2	5.8
Net cash provided by operating activities(A)	409.4	342.9	1,073.6	954.9

CASH FLOWS FROM INVESTING ACTIVITIES:

Movements in restricted cash	0.5	553.3	6.2	6.3
Purchases of subsidiary undertakings, net of cash acquired	(1.5)	(449.6)	(725.0)	(449.6)
Payments on foreign exchange contracts related to Movetis	-	(12.2)	-	(33.4)
Purchases of non-current investments	(2.4)	(1.9)	(10.7)	(2.9)
Purchases of PP&E	(58.4)	(64.9)	(194.3)	(326.6)
Purchases of intangible assets	-	-	(5.2)	(2.7)
Proceeds from disposal of non-current investments and PP&E	11.3	0.2	106.0	2.3
Proceeds/deposits received on sales of product rights	3.2	2.0	12.0	2.0
Returns of equity investments and proceeds from short term investments	0.1	7.2	1.8	7.2
Net cash (used in)/provided by investing activities(B)	(47.2)	34.1	(809.2)	(797.4)

17

Unaudited US GAAP results for the three months and year to December 31, 2011
Consolidated Statements of Cash Flows (continued)

	3 months to December 31,		Year to December 31,
	2011	2010	2011	2010
	$M	$M	$M	$M

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from drawing of revolving credit facility	-	-	30.0	-
Repayment of revolving credit facility	-	-	(30.0)	-
Repayment of debt acquired with ABH	-	-	(13.1)	-
Payment under building finance obligation	(0.5)	(0.5)	(1.5)	(2.4)
Extinguishment of building finance obligation	-	-	-	(43.1)
Tax benefit/(loss) of stock based compensation	7.7	(3.6)	31.4	6.5
Proceeds from exercise of options	12.5	9.5	13.4	11.2
Payment of facility arrangement costs	-	(8.0)	-	(8.0)
Payment of dividend	(13.3)	(12.2)	(73.8)	(62.0)
Payments to acquire shares by ESOT	(25.0)	-	(151.8)	(1.7)
Net cash used in financing activities(C)	(18.6)	(14.8)	(195.4)	(99.5)
Effect of foreign exchange rate changes on cash and cash equivalents (D)	-	(4.9)	0.4	(6.3)
Net increase in cash and cash equivalents(A) +(B) +(C) +(D)	343.6	357.3	69.4	51.7

Cash and cash equivalents at beginning of period	276.4	193.3	550.6	498.9
Cash and cash equivalents at end of period	620.0	550.6	620.0	550.6

18

Unaudited US GAAP results for the three months and year to December 31, 2011
Selected Notes to the Financial Statements

 (1) Earnings Per Share (“EPS”)

	3 months to	3 months to	Year to	Year to
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010
	$M	$M	$M	$M

Numerator for basic EPS	255.3	165.1	865.0	588.0
Interest on convertible bonds, net of tax	8.4	8.4	33.6	33.5

Numerator for diluted EPS	263.7	173.5	898.6	621.5

Weighted average number of shares:
	Millions	Millions	Millions	Millions
Basic(1)	550.7	547.7	551.1	546.2
Effect of dilutive shares:
Stock options(2)	9.7	9.7	10.9	10.9
Convertible bonds 2.75% due 2014(3)	33.5	33.2	33.4	33.2

Diluted	593.9	590.6	595.4	590.3

(1)	Excludes shares purchased by ESOT and presented by Shire as treasury stock.
(2)	Calculated using the treasury stock method.
(3)	Calculated using the “if converted” method.

The share equivalents not included in the calculation of the diluted weighted average number of shares are shown below:

	3 months to	3 months to	Year to	Year to
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010
	Millions	Millions	Millions	Millions
Share awards(1)	2.7	2.7	2.9	5.4

(1)
Certain stock options have been excluded from the calculation of diluted EPS because (a) their exercise prices exceeded Shire’s average share price during the calculation period or (b) satisfaction of the required performance/market conditions cannot be measured until the conclusion of the performance period.

19

Unaudited US GAAP results for the year to December 31, 2011
Selected Notes to the Financial Statements

(2)  Analysis of revenues

Year to December 31,	2011	2010	2011	2011
			%	% of total
	$M	$M	change	Revenue
Net product sales:
Specialty Pharmaceutical ("SP")
ADHD
VYVANSE	805.0	634.2	27%	19%
ADDERALL XR	532.8	360.8	48%	12%
INTUNIV	223.0	165.9	34%	5%
EQUASYM	19.9	22.0	-10%	<1%
DAYTRANA	-	49.4	n/a	n/a
	1,580.7	1,232.3	28%	37%
Gastro Intestinal ("GI")
LIALDA/MEZAVANT	372.1	293.4	27%	9%
PENTASA	251.4	235.9	7%	6%
RESOLOR	6.1	0.3	n/a	<1%
	629.6	529.6	19%	15%
General products
FOSRENOL	166.9	182.1	-8%	4%
XAGRID®	90.6	87.3	4%	2%
CARBATROL®	52.3	82.3	-36%	1%
	309.8	351.7	-12%	7%

Other product sales	95.5	105.6	-10%	2%
Total SP product sales	2,615.6	2,219.2	18%	61%

Human Genetic Therapies ("HGT")
REPLAGAL	475.2	351.3	35%	11%
ELAPRASE	464.9	403.6	15%	11%
VPRIV	256.2	143.0	79%	6%
FIRAZYR	33.0	11.1	197%	1%
Total HGT product sales	1,229.3	909.0	35%	29%

Regenerative Medicine ("RM")
DERMAGRAFT	105.3	-	n/a	3%
Total RM product sales	105.3	-	n/a	3%

Total product sales	3,950.2	3,128.2	26%	93%

Royalties:
ADDERALL XR	107.1	100.3	7%	2%
3TC and ZEFFIX	82.7	154.0	-46%	2%
FOSRENOL	46.5	26.8	74%	1%
Other	47.2	47.0	<1%	1%
Total royalties	283.5	328.1	-14%	6%

Other revenues	29.7	14.8	101%	1%

Total revenues	4,263.4	3,471.1	23%	100%

20

Unaudited US GAAP results for the three months to December 31, 2011
Selected Notes to the Financial Statements

(2)  Analysis of revenues

3 months to December 31,	2011	2010	2011	2011
			%	% of total
	$M	$M	change	Revenue
Net product sales:
SP
ADHD
VYVANSE	217.1	180.6	20%	19%
ADDERALL XR	124.8	88.9	40%	11%
INTUNIV	65.4	42.9	52%	6%
EQUASYM	4.3	5.7	-25%	<1%
	411.6	318.1	29%	36%
GI
LIALDA/MEZAVANT	96.1	84.2	14%	8%
PENTASA	65.2	60.0	9%	6%
RESOLOR	2.1	0.3	n/a	<1%
	163.4	144.5	13%	14%
General products
FOSRENOL	39.9	44.7	-11%	3%
XAGRID	21.4	21.9	-2%	2%
CARBATROL	6.7	18.9	-65%	<1%
	68.0	85.5	-20%	6%

Other product sales	23.8	25.4	-6%	2%
Total SP product sales	666.8	573.5	16%	58%

HGT
ELAPRASE	124.0	106.2	17%	11%
REPLAGAL	120.9	109.3	11%	11%
VPRIV	69.3	59.0	17%	6%
FIRAZYR	14.9	3.4	338%	1%
Total HGT product sales	329.1	277.9	18%	29%

RM
DERMAGRAFT	53.3	-	n/a	5%
Total RM product sales	53.3	-	n/a	5%

Total product sales	1,049.2	851.4	23%	92%

Royalties:
ADDERALL XR	40.5	14.0	189%	4%
3TC and ZEFFIX	18.6	38.7	-52%	1%
FOSRENOL	15.1	8.6	76%	1%
Other	9.5	12.3	-23%	1%
Total royalties	83.7	73.6	14%	7%

Other revenues	9.3	6.2	50%	1%

Total revenues	1,142.2	931.2	23%	100%

21

Unaudited results for the year to December 31, 2011
Non GAAP reconciliation

	US GAAP	Adjustments				Non GAAP
Year to,	December 31, 2011	Amortization & asset impairments	Acquisitions & integration activities	Divestments, reorganizations & discontinued operations	Reclassify depreciation	December 31, 2011

		(a)	(b)	(c)	(d)
	$M	$M	$M	$M	$M	$M
Total revenues	4,263.4	-	-	-	-	4,263.4
Costs and expenses:
Cost of product sales	588.1	-	(11.0)	(11.3)	(33.2)	532.6
R&D	770.7	(16.0)	-	-	(25.2)	729.5
SG&A	1,751.4	(165.0)	-	-	(63.1)	1,523.3
Loss on sale of product rights	6.0	-	-	(6.0)	-	-
Reorganization costs	24.3	-	-	(24.3)	-	-
Integration and acquisition costs	13.7	-	(13.7)	-	-	-
Depreciation	-	-	-	-	121.5	121.5
Total operating expenses	3,154.2	(181.0)	(24.7)	(41.6)	-	2,906.9

Operating income	1,109.2	181.0	24.7	41.6	-	1,356.5

Interest income	1.9	-	-	-	-	1.9
Interest expense	(39.1)	-	-	-	-	(39.1)
Other income/(expense), net	18.1	2.4	-	(23.5)	-	(3.0)
Total other expense, net	(19.1)	2.4	-	(23.5)	-	(40.2)
Income before income taxes and equity in earnings of equity method investees	1,090.1	183.4	24.7	18.1	-	1,316.3
Income taxes	(227.6)	(58.7)	(8.3)	2.7		(291.9)
Equity in earnings of equity method investees, net of tax	2.5	-	-	-	-	2.5
Net income	865.0	124.7	16.4	20.8	-	1,026.9
Impact of convertible debt, net of tax	33.6	-	-	-	-	33.6
Numerator for diluted EPS	898.6	124.7	16.4	20.8	-	1,060.5
Weighted average number of shares (millions) – diluted	595.4	-	-	-	-	595.4
Diluted earnings per ADS	452.7c	62.7c	8.4c	10.5c	-	534.3c

The following items are included in Adjustments:
(a)
Amortization and asset impairments: Impairment of intangible assets ($16.0 million), amortization of intangible assets relating to intellectual property rights acquired ($165.0 million), impairment of available for sale securities ($2.4 million), and tax effect of adjustments;

(b)
Acquisitions and integration activities: Unwind of ABH inventory fair value adjustment ($11.0 million), costs associated with acquisition and integration of ABH ($13.6 million) and integration of Movetis ($8.3 million), less adjustment to contingent consideration payable for EQUASYM ($8.2 million), and tax effect of adjustments;

(c)
Divestments, reorganizations and discontinued operations: Accelerated depreciation ($6.6 million) and dual running costs ($4.7 million) on the transfer of manufacturing from Owings Mills to a third party, re-measurement of DAYTRANA contingent consideration to fair value ($6.0 million), reorganization costs ($24.3 million) on the transfer of manufacturing from Owings Mills to a third party and the establishment of an international commercial hub in Switzerland, gain on disposal of investment in Vertex ($23.5 million), and tax effect of adjustments; and

(d)	Depreciation: Depreciation of $121.5 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

22

Unaudited results for the year to December 31, 2010
Non GAAP reconciliation

	US GAAP	Adjustments				Non GAAP
Year to,	December 31, 2010	Amortization & asset impairments	Acquisitions & integration activities	Divestments, reorganizations & discontinued operations	Reclassify depreciation	December 31, 2010

		(a)	(b)	(c)	(d)
	$M	$M	$M	$M	$M	$M
Total revenues	3,471.1	-	-	-	-	3,471.1
Costs and expenses:
Cost of product sales	463.4	-	-	(30.4)	(12.4)	420.6
R&D	661.5	-	(45.0)	-	(19.0)	597.5
SG&A	1,526.3	(176.2)	-	-	(62.1)	1,288.0
Gain on sale of product rights	(16.5)	-	-	16.5	-	-
Reorganization costs	34.3	-	-	(34.3)	-	-
Integration and acquisition costs	8.0	-	(8.0)	-	-	-
Depreciation	-	-	-	-	93.5	93.5
Total operating expenses	2,677.0	(176.2)	(53.0)	(48.2)	-	2,399.6

Operating income	794.1	176.2	53.0	48.2	-	1,071.5

Interest income	2.4	-	-	-	-	2.4
Interest expense	(35.1)	-	-	-	-	(35.1)
Other income/(expense), net	7.9	-	-	(11.1)	-	(3.2)
Total other expense, net	(24.8)	-	-	(11.1)	-	(35.9)
Income before income taxes and equity in earnings of equity method investees	769.3	176.2	53.0	37.1	-	1,035.6
Income taxes	(182.7)	(38.9)	(3.5)	(13.5)	-	(238.6)
Equity in earnings of equity method investees, net of tax	1.4	-	-	-	-	1.4
Net income	588.0	137.3	49.5	23.6	-	798.4
Impact of convertible debt, net of tax	33.5	-	-	-	-	33.5
Numerator for diluted EPS	621.5	137.3	49.5	23.6	-	831.9
Weighted average number of shares (millions) – diluted	590.3	-	-	-	-	590.3
Diluted earnings per ADS	315.9c	69.7c	25.1c	12.0c	-	422.7c

The following items are included in Adjustments:
(a)
Amortization and asset impairments: Amortization of intangible assets relating to intellectual property rights acquired ($133.5 million), impairment charge to record DAYTRANA assets at fair value less costs to sell ($42.7 million) and tax effect of adjustments;

(b)	Acquisitions and integration activities: Up-front payment to Acceleron ($45.0 million), acquisition costs ($8.0 million) primarily related to the Movetis acquisition and tax effect of adjustments;
(c)
Divestments, reorganizations and discontinued operations: Accelerated depreciation ($25.7 million) and dual running costs ($4.7 million) on the transfer of manufacturing from Owings Mills to a third party, gain on sale of non core product rights ($6.1 million), re-measurement of DAYTRANA contingent consideration to fair value ($10.4 million), reorganization costs ($34.3 million) on the transfer of manufacturing from Owings Mills to a third party and the establishment of an international commercial hub in Switzerland, gain on disposal of the investment in Virochem ($11.1 million), and tax effect of adjustments; and

(d)	Depreciation: Depreciation of $93.5 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

23

Unaudited results for the three months to December 31, 2011
Non GAAP reconciliation

	US GAAP	Adjustments				Non GAAP
3 months to,	December 31, 2011	Amortization & asset impairments	Acquisitions & integration activities	Divestments, reorganizations & discontinued operations	Reclassify depreciation	December 31, 2011

		(a)	(b)	(c)	(d)
	$M	$M	$M	$M	$M	$M
Total revenues	1,142.2	-	-	-	-	1,142.2

Costs and expenses:
Cost of product sales	153.4	-	(2.0)	(2.3)	(10.8)	138.3
R&D	214.4	-	-	-	(8.8)	205.6
SG&A	456.1	(45.9)	-		(16.7)	393.5
Loss on sale of product rights	2.2	-	-	(2.2)	-	-
Reorganization costs	6.3	-	-	(6.3)	-	-
Integration and acquisition costs	5.8	-	(5.8)	-	-	-
Depreciation	-	-	-	-	36.3	36.3
Total operating expenses	838.2	(45.9)	(7.8)	(10.8)	-	773.7

Operating income	304.0	45.9	7.8	10.8	-	368.5

Interest income	0.4	-	-	-	-	0.4
Interest expense	(10.3)	-	-	-	-	(10.3)
Other income, net	2.2	-	-	-	-	2.2
Total other expense, net	(7.7)	-	-	-	-	(7.7)
Income before income taxes and equity in losses of equity method investees	296.3	45.9	7.8	10.8	-	360.8
Income taxes	(40.3)	(23.1)	(4.1)	(1.8)	-	(69.3)
Equity in losses of equity method investees, net of tax	(0.7)	-	-	-	-	(0.7)
Net income	255.3	22.8	3.7	9.0	-	290.8
Impact of convertible debt, net of tax	8.4	-	-	-	-	8.4
Numerator for diluted EPS	263.7	22.8	3.7	9.0	-	299.2
Weighted average number of shares (millions) – diluted	593.9	-	-	-	-	593.9
Diluted earnings per ADS	133.2c	11.5c	1.9c	4.6c	-	151.2c

The following items are included in Adjustments:
(a)	Amortization and asset impairments: Amortization of intangible assets relating to intellectual property rights acquired ($45.9 million), and tax effect of adjustments;
(b)
Acquisition and integration activities: Unwind of ABH inventory fair value adjustment ($2.0 million), costs associated with the acquisition and integration of ABH ($3.5 million) and integration of Movetis ($2.3 million), and tax effect of adjustments;

(c)
Divestments, reorganizations and discontinued operations: Dual running costs ($2.3 million) on the transfer of manufacturing from Owings Mills to a third party, re-measurement of DAYTRANA contingent consideration to fair value ($2.2 million), reorganization costs ($6.3 million) on the transfer of manufacturing from Owings Mills to a third party and establishment of an international commercial hub in Switzerland, and tax effect of adjustments; and

(d)	Depreciation: Depreciation of $36.3 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

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Unaudited results for the three months to December 31, 2010
Non GAAP reconciliation

	US GAAP	Adjustments				Non GAAP
3 months to,	December 31, 2010	Amortization & asset impairments	Acquisitions & integration activities	Divestments, reorganizations & discontinued operations	Reclassify depreciation	December 31, 2010

		(a)	(b)	(c)	(d)
	$M	$M	$M	$M	$M	$M
Total revenues	931.2	-	-	-	-	931.2

Costs and expenses:
Cost of product sales	129.7	-	-	(8.5)	(3.8)	117.4
R&D	185.6	-	-	-	(7.4)	178.2
SG&A	419.7	(33.9)	-	-	(13.0)	372.8
Gain on sale of product rights	(12.4)	-	-	12.4	-	-
Reorganization costs	11.0	-	-	(11.0)	-	-
Integration and acquisition costs	1.6	-	(1.6)	-	-	-
Depreciation	-	-	-	-	24.2	24.2
Total operating expenses	735.2	(33.9)	(1.6)	(7.1)	-	692.6

Operating income	196.0	33.9	1.6	7.1	-	238.6

Interest income	0.5	-	-	-	-	0.5
Interest expense	(9.5)	-	-	-	-	(9.5)
Other expense, net	(1.2)	-	-	-	-	(1.2)
Total other expense, net	(10.2)	-	-	-	-	(10.2)
Income before income taxes and equity in earnings of equity method investees	185.8	33.9	1.6	7.1	-	228.4
Income taxes	(21.9)	(9.8)	-	(4.4)	-	(36.1)
Equity in earnings of equity method investees, net of tax	1.2	-	-	-	-	1.2
Net income	165.1	24.1	1.6	2.7	-	193.5
Impact of convertible debt, net of tax (1)	8.4	-	-	-	-	8.4
Numerator for diluted EPS	173.5	24.1	1.6	2.7	-	201.9
Weighted average number of shares (millions) – diluted	590.6	-	-	-	-	590.6
Diluted earnings per ADS	88.2c	12.2c	0.8c	1.4c	-	102.6c

The following items are included in Adjustments:
(a)	Amortization and asset impairments: Amortization of intangible assets relating to intellectual property rights acquired ($33.9 million), and tax effect of adjustments;
(b)	Acquisition and Integration activities: Costs associated with the acquisition of Movetis ($1.6 million) and tax effect of adjustment;
(c)
Divestments, reorganizations and discontinued operations: Accelerated depreciation ($7.4 million) and dual running costs ($1.1 million) on the transfer of manufacturing from Owings Mills to a third party, re-measurement of DAYTRANA contingent consideration to fair value ($10.4 million), gain on sale of non-core product rights ($2.0 million), reorganization costs ($11.0 million) on the transfer of manufacturing from Owings Mills to a third party and establishment of an international commercial hub in Switzerland, and tax effect of adjustments; and

(d)	Depreciation: Depreciation of $24.2 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

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Unaudited results for the three months and year to December 31, 2011
Non GAAP reconciliation

The following table reconciles US GAAP net cash provided by operating activities to Non GAAP cash generation:

	3 months to December 31,		Year to December 31,
	2011	2010	2011	2010
	$M	$M	$M	$M
Net cash provided by operating activities	409.4	342.9	1,073.6	954.9
Tax and interest payments, net	37.4	51.3	317.4	352.9
Payments for acquired and in-licensed products	-	-	-	45.0
Non GAAP cash generation	446.8	394.2	1,391.0	1,352.8

The following table reconciles US GAAP net cash provided by operating activities to Non GAAP free cashflow:

	3 months to December 31,		Year to December 31,
	2011	2010	2011	2010
	$M	$M	$M	$M
Net cash provided by operating activities	409.4	342.9	1,073.6	954.9
Payment for acquired and in-licensed products	-	-	-	45.0
Capital expenditure (1)	(58.4)	(64.9)	(194.3)	(204.7)
Non GAAP free cash flow	351.0	278.0	879.3	795.2

(1) Capital expenditure for the year ended December 31, 2010 excludes capital expenditure relating to the acquisition of Lexington Technology Park.

Non GAAP net debt comprises:

	December 31,	December 31,
	2011	2010
	$M	$M
Cash and cash equivalents	620.0	550.6
Restricted cash	20.6	26.8

Convertible bonds	(1,100.0)	(1,100.0)
Building finance obligation	(8.2)	(8.4)
Non GAAP net debt	(467.6)	(531.0)

NOTES TO EDITORS

THE “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of research, development, approval, reimbursement, manufacturing and commercialization of Shire’s Specialty Pharmaceuticals, Human Genetic Therapies and Regenerative Medicine products, as well as the ability to secure new products for commercialization and/or development; government regulation of Shire’s products; Shire’s ability to manufacture its products in sufficient quantities to meet demand; the impact of competitive therapies on Shire’s products; Shire’s ability to register, maintain and enforce patents and other intellectual property rights relating to its products; Shire’s ability to obtain and maintain government and other third-party reimbursement for its products; and other risks and uncertainties detailed from time to time in Shire’s filings with the Securities and Exchange Commission.

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Non GAAP Measures

This press release contains financial measures not prepared in accordance with US GAAP. These measures are referred to as “Non GAAP” measures and include: Non GAAP operating income; Non GAAP net income; Non GAAP diluted earnings per ADS; effective tax rate on Non GAAP income before income taxes and earnings/(losses) of equity method investees (“Effective tax rate on Non GAAP income”); Non GAAP cost of product sales; Non GAAP research and development; Non GAAP selling, general and administrative; Non GAAP other income; Non GAAP cash generation; Non GAAP free cashflow and Non GAAP net debt. These Non GAAP measures exclude the effect of certain cash and non-cash items, that Shire's management believes are not related to the core performance of Shire’s business.

These Non GAAP financial measures are used by Shire’s management to make operating decisions because they facilitate internal comparisons of Shire’s performance to historical results and to competitors’ results. Shire’s Remuneration Committee uses certain key Non GAAP measures when assessing the performance and compensation of employees, including Shire’s executive directors.

The Non GAAP measures are presented in this press release as Shire’s management believe that they will provide investors with a means of evaluating, and an understanding of how Shire’s management evaluates, Shire’s performance and results on a comparable basis that is not otherwise apparent on a US GAAP basis, since many non-recurring, infrequent or non-cash items that Shire’s management believe are not indicative of the core performance of the business may not be excluded when preparing financial measures under US GAAP.

These Non GAAP measures should not be considered in isolation from, as substitutes for, or superior to financial measures prepared in accordance with US GAAP.

Where applicable the following items, including their tax effect, have been excluded from both 2011 and 2010 Non GAAP earnings, and from our 2012 Outlook:

Amortization and asset impairments:
•	Intangible asset amortization and impairment charges; and
•	Other than temporary impairment of investments.

Acquisitions and integration activities:
•	Upfront payments and milestones in respect of in-licensed and acquired products;
•	Costs associated with acquisitions, including transaction costs, fair value adjustments on contingent consideration and acquired inventory;
•	Costs associated with the integration of companies; and
•	Noncontrolling interests in consolidated variable interest entities.

Divestments, re-organizations and discontinued operations:
•	Gains and losses on the sale of non-core assets;
•	Costs associated with restructuring and re-organization activities;
•	Termination costs; and
•	Income/(losses) from discontinued operations.

Depreciation, which is included in Cost of product sales, R&D and SG&A costs in our US GAAP results, has been separately disclosed for the presentation of 2010 and 2011 Non GAAP earnings.

Cash generation represents net cash provided by operating activities, excluding up-front and milestone payments for in-licensed and acquired products, tax and interest payments.

Free cashflow represents net cash provided by operating activities, excluding up-front and milestone payments for in-licensed and acquired products, but including capital expenditure in the ordinary course of business.

A reconciliation of Non GAAP financial measures to the most directly comparable measure under US GAAP is presented on pages 22 to 26.

Sales growth at CER, which is a Non GAAP measure, is computed by restating 2011 results using average 2010 foreign exchange rates for the relevant period.

Average exchange rates for the year to December 31, 2011 were $1.60:£1.00 and $1.39:€1.00 (2010: $1.55:£1.00 and $1.33:€1.00). Average exchange rates for Q4 2011 were $1.57:£1.00 and $1.35:€1.00 (2010: $1.58:£1.00 and $1.36:€1.00).

TRADEMARKS

All trademarks designated ® and ™ used in this press release are trademarks of Shire plc or companies within the Shire group except for 3TC® and ZEFFIX® which are trademarks of GSK, PENTASA® which is a registered trademark of FERRING B.V., FABRAZYME® and CEREZYME® which are trademarks of GENZYME CORPORATION and DAYTRANA® which is a trade mark of Noven Pharmaceuticals Inc. Certain trademarks of Shire plc or companies within the Shire group are set out in Shire’s Annual Report on Form 10-K for the year ended December 31, 2010 and the Quarterly Report on Form 10-Q for the three months ended September 30, 2011.

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